                                                                   Exhibit 10.14

                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of August 13, 1997, is by and between STILLWATER MINING COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and William E. Nettles ("Employee").

     WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company pursuant to the terms and conditions of this Agreement; and

     WHEREAS, the Company has heretofore determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company; and

     WHEREAS, the Company has determined it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control and to provide the Employee with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits to be paid to the Employee are at least as favorable as those in effect at the time of the Change of Control and which are competitive with those of other corporations.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE 1
                                  EMPLOYMENT

     The Company hereby employs Employee, and Employee agrees to serve, as Chief Executive Officer for the Company.

                                   ARTICLE 2
                               BOARD MEMBERSHIP

     Employee shall initially be appointed as Chairman of the Board of Directors, and the Company shall nominate and shall use its reasonable efforts to cause Employee to be elected to serve as a member of the Board of Directors. Failure by the Company to cause Employee to continue in office as Chairman of the Board of Directors or to be elected to serve as a member of the Board of Directors shall not be a breach of this Agreement. Failure by the Company to cause Employee to continue in office as Chairman of the Board of Directors shall be "Good Reason" (as defined in Section 6.1 below) for Employee to terminate this Agreement.

                                   ARTICLE 3
                                     TERM

     The term of this Agreement shall be for a period of three (3) years commencing August 13, 1997, unless sooner terminated as hereinafter provided. The Agreement shall thereafter continue for subsequent two (2) year terms unless altered or terminated as hereinafter provided; provided, however, that following a Change of Control, as defined in Section 6.4, the Employment Term shall continue for no less than an additional two (2) years. The period of Employee's employment hereunder, including any extension or extensions pursuant to the foregoing sentence, from the date of commencement until the date of expiration or termination of this Agreement, is referred to hereinafter as the "Employment Term."

                                   ARTICLE 4
                             DUTIES AND AUTHORITY

     Employee agrees, unless otherwise specifically authorized by the Company, to devote substantially all of his business time and effort to do his duties for the profit, benefit and advantage of the business of the Company, except that Employee may serve on the boards of directors of other business corporations that have no business relationship with the Company and which do not compete with the Company. In performing his duties hereunder, Employee shall have the authority customarily held by others holding positions similar to do those assigned to Employee in similar businesses, subject to the general and customary supervision of the Company's Board of Directors.

                                   ARTICLE 5
                                 COMPENSATION

     5.1  Base Salary.  The Company agrees to pay Employee a base salary of Two
          -----------
Hundred Seventy-five Thousand Dollars ($275,000.00) per year, payable at the usual times for the payment of the Company's executive employees, subject to adjustment as provided herein. Employee's base salary shall be reviewed at least annually and may be increased, but not decreased, consistent with general salary increases for the Company's executive employees or as appropriate in light of the performance of Employee and the Company. Notwithstanding anything herein to the contrary, Employee's base salary may be reduced in the event of an across-the-board salary reduction for all executive officers; provided, however, that the percentage reduction of Employee's base salary shall not exceed the highest percentage reduction in base salary of any other executive officer.

     5.2  Incentive Compensation.  Employee shall participate in the Company's
          ----------------------
incentive compensation plans for executive officers of the Company, which plans will be in effect during the Employment Term. The Company will provide for a performance based cash bonus in an amount to be determined by the Board of Directors of the Company (the target of which shall be 65% of Employee's base salary and the maximum of which shall not exceed 130% of Employee's base salary). For the first year of employment, Employee shall be guaranteed a bonus of no less than 65% of Employee's base salary.

     5.3  Employee Benefits.  Employee shall be eligible to participate in such
          -----------------
other of the Company's employee benefit plans and to receive such benefits for which his level of employment makes him eligible, in accordance with the Company's policies as in effect from time to time during the Employment Term; provided, however, that Employee shall be entitled to four weeks of vacation per year during the initial term of this Agreement and during the term of each extension hereof. In the event that Employee is ineligible to participate in the Company's existing health plan, either in general or with respect to any pre-existing condition, the Company shall provide Employee with comparable health care benefits.

     5.4  Options.  The Company shall grant to Employee the right and option to
          -------
purchase from the Company all or any part of an aggregate amount of 100,000 shares of the Common Stock of the Company under the Company's 1994 Stock Plan pursuant to the Stock Option Agreement attached hereto as Exhibit A.
                                                          ---------

                                   ARTICLE 6
                                  TERMINATION

     6.1  Termination by the Company Without Cause; Termination by Employee for
          ---------------------------------------------------------------------
Good Reason.
-----------

          (a) The Company shall have the right to terminate this Agreement without Cause (as defined below) upon ninety (90) days' notice to Employee. If Employee's employment hereunder is terminated by the Company without Cause or by Employee for "Good Reason" (as defined below) (other than a termination involving a Change of Control or by reason of death or disability), the Company shall pay Employee at the time of such termination the following severance benefits for a three (3) year period following the date of termination, if such termination occurs within the initial Employment Term, and for a two (2) year period following the date of termination if such termination occurs after the initial Employment Term (the "Termination Period"):

              (i) Annual base salary at the rate in effect immediately prior to the termination date;

              (ii) Bonus payable in such amount as would be payable to Employee had he been employed by the Company for the full Termination Period, at the target level in effect immediately prior to the termination date, assuming the Company had achieved targeted performance objectives for such period;

              (iii) During the Termination Period, the Company shall timely pay or provide to Employee any other amounts or benefits required to be paid or provided or which Employee is eligible to receive under any plan or policy of the Company to the same extent that Employee would be eligible therefor if he were employed on a full-time basis by the Company in the capacity provided for herein during the Termination Period (the "Other Benefits"); provided, however, that should Employee be employed by another employer during the Termination Period and become entitled to receive Other Benefits from such employer, the Company's obligation to provide such Other Benefits hereunder shall be terminated;

              (iv) The Company shall make available to Employee post-placement services for corporate executives at levels customary for executives in Employee's position in the Company's industry; and

              (v) All of the then outstanding Options (to the extent not then exercisable) shall immediately become exercisable and Employee may exercise the Options in full in accordance with Section 7 of the Stock Option Agreement attached hereto as Exhibit A.

          (b) For purposes of this Agreement, other than Section 6.4 hereof, "Good Reason" shall mean:

              (i) A substantial and material alteration in the nature or status of the Employee's responsibilities, or the assignment of duties inconsistent with, or a substantial and material alteration in the nature or status of, the Employee's responsibilities;

              (ii) Failure by the Company to cause Employee to continue in office as Chairman of the Board of Directors;

              (ii) Employee's job is eliminated other than by reason of termination for Cause;

              (iv) The Company fails to pay Employee any amount otherwise vested and due hereunder or under any plan or policy of the Company, which failure is not cured within ten (10) business days of receipt by the Company of written notice from Employee which describes in reasonable detail the amount which is due;

              (v) A material reduction in Employee's base salary except in the event of an across-the-board salary reduction for all executive officers;

              (vi) A material reduction in Employee's aggregate level of benefits under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the event of an across-the-board reduction in such benefits for all executive officers;

              (vii) A material reduction in Employee's reasonable opportunity to earn incentive compensation under any plan in which Employee is a participant;

              (viii) Employee's office is relocated outside of a 50-mile radius of Denver, Colorado, without his written consent;

              (ix) The Company and its successor(s) (as described in subparagraph (x) below) shall discontinue the business of the Company;

              (x) The failure of the Company to obtain an agreement to expressly assume this Agreement from any successor to the Company (whether such succession is direct or indirect by purchase, merger, consolidation or otherwise, to substantially all of the business and/or assets of the Company or a controlling portion of the Company's stock); or

              (xi) After August 13, 1998, failure by the Company to grant on an annual basis stock options to purchase at least 80,000 shares of Common Stock, assuming performance targets are satisfied, or to provide that such options will vest on death or disability of Employee.

     6.2  Termination by the Company for Cause; Voluntary Termination by
          --------------------------------------------------------------
Employee. Employee's employment hereunder may be terminated by the Company for
--------
"Cause." For purposes of this Agreement, other than Section 6.4 hereof, "Cause" shall mean:

              (i) Misfeasance or nonfeasance of duty by the Employee intended to injure or having the effect of injuring the reputation, business or business relationships of the Company or any officers, directors or employees;

              (ii) The wilful and continued failure of Employee to perform substantially Employee's duties under this Agreement (except by reason of physical or mental incapacity) after a written demand for substantial performance is delivered to Employee by the Board of Directors which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee's duties which is not remedied or reasonable steps to effect such remedy are not commenced within fifteen (15) days after such demand is received by Employee and diligently pursued to completion;

              (iii) Employee's dishonesty in the performance of his duties hereunder, or

              (iv) Employee's conviction of a felony, any crime involving moral turpitude, or any crime which could reflect unfavorably upon the Company.

     Employee shall have the right to voluntarily terminate this Agreement upon ninety (90) days' notice to the Company. If Employee is terminated for Cause, or if Employee voluntarily terminates employment hereunder other than for Good Reason, he shall be entitled to receive his base salary through the date of termination. All other benefits, if any, payable to Employee following such termination of Employee's employment shall be determined in accordance with the plans, policies and practices of the Company.

     6.3  Termination by Death or Disability.  Upon termination of Employees'
          ----------------------------------
employment due to death of Employee, Employee shall be entitled to his base salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs, as well as the target annual bonus prorated through the end of the month in which death occurs. Employee's employment hereunder may be terminated by the Company if Employee becomes physically or mentally incapacitated and (i) is unable for a period of one hundred eighty
(180) consecutive days to perform his duties and (ii) a determination is made regarding Employee's disability by a physician appointed by the chief administrator of University Hospital, Denver, Colorado, or another health professional agreed upon by the Company and Employee (such incapacity is hereinafter referred to as "Disability"). Upon any such termination for Disability, Employee shall be entitled to receive his base salary, as well as the target annual bonus, prorated in each case through the date on which Employee is first eligible to receive payment of disability benefits in lieu of salary under the Company's employee benefit plans as then in effect.

     6.4  Termination Following a Change of Control; Benefits.
          ---------------------------------------------------

          (a) In the event there is a Termination Following a Change of Control, the Agreement shall terminate and Employee shall be entitled to the following severance benefits:

              (i) 300 percent of Employee's annual base salary at the rate in effect immediately prior to the Change of Control or on the Termination Date, whichever is higher, payable in a lump sum within sixty (60) days after the Termination Date;

              (ii) 300 percent of Employee's target bonus in effect immediately prior to the Change of Control or on the Termination Date, whichever is higher, payable at the same time as the payment in (a)(i) above;

              (iii) To the extent not theretofore paid or provided, the Company shall timely pay or provide to Employee any other amounts or benefits required to be paid or provided or which Employee is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company (other than severance pay) to the same extent that Employee would be eligible therefor if he were employed on a full-time basis by the Company in the capacity provided for herein for a period of 36 months after the Termination Date, including receiving the full benefit of three (3) years of employment at the income levels provided for herein for purposes of any retirement plan utilizing years of service as a criteria in the provision of benefits (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); provided, however, that to the extent Employee, following the Termination Date, becomes employed by another employer and becomes entitled to receive health insurance benefits from such employer, the Company's obligation to provide such health insurance benefits hereunder shall be decreased;

              (iv) If the Employee receives any payments hereunder or under any other plan or agreement (the "Total Payments") which are subject to an excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, or any similar tax imposed under federal, state or local law (collectively, "Excise Taxes"), the Company shall pay to the Employee (on or before the date which the Employee is required to pay such Excise Taxes) an additional amount such that the net amount retained by the Employee after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the additional payment made under this Section 6.4(a)(iv) shall be equal to the Total Payments. For purposes of calculating the amount payable to Employee under this Section, the federal and state income tax rates used shall be the highest marginal federal and state rates applicable to ordinary income in Employee's state of residence, taking into account any federal income tax deductions or credits available to Employee for state income taxes. The Company shall cause its independent auditors to calculate such amount and provide Employee a copy of such calculation at least ten (10) days prior to the date specified above for payment of such amount; and

              (v) All accrued compensation and unreimbursed expenses through the Termination Date. Such amounts shall be paid to Employee in a lump sum in cash within thirty (30) days after the Termination Date.

              (vi) The Employee shall be free to accept other employment during such period, and, except as provided herein, there shall be no offset of any employment compensation earned by the Employee in such other employment during such period against payments due Employee hereunder, and there shall be no offset in any compensation received from such other employment against the continued salary set forth above.

          (b) For purposes of this Section 6.4, the following terms shall have the meanings set forth below:

              (i) A "Change in Control" of the Company shall mean and shall be deemed to have occurred if any of the following events shall have occurred:

                      (a) Any person (as defined in Sections 13(d) and 14(d) of
               the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause (i) of paragraph (3) below; or

                      (b) the following individuals cease for any reason to
               constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                      (c) there is consummated a merger or consolidation of the
               Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 55% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

                      (d) the stockholders of the Company approve a plan of
               complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

              (ii) "Termination Date" shall mean, if the Employee's employment is terminated by the Company pursuant to a Termination Following a Change of Control, the date of receipt of a notice of termination or any later date specified therein, as the case may be;

              (iii) "Termination Following a Change of Control" shall mean a Termination of the Employee without Cause by the Company in connection with or within two years following a Change of Control or a termination by the Employee for Good Reason of the Employee's employment with the Company within two years following a Change of Control.

              (iv)    "Good Reason" shall mean:

                      (a) A substantial and material alteration in the nature or status of the Employee's responsibilities, or the assignment of duties inconsistent with, or a substantial and material alteration in the nature or status of, the Employee's responsibilities;

                      (b) Employee's job is eliminated other than by reason of
               termination for Cause

                      (c) The Company fails to pay Employee any amount otherwise vested and due hereunder or under any plan or policy of the Company, which failure is not cured within ten (10) business days of receipt by the Company of written notice from Employee which described in reasonable detail the amount which is due;

                      (d) A reduction in Employee's base salary except in the
               event of an across-the-board salary reduction for all executive officers, including the executive officers of the entity, if any, controlling the Company following the Change of Control;

                      (e) A reduction in Employee's aggregate level of benefits
               under the Company's pension, life insurance, medical, health and accident, disability, deferred compensation or savings or similar plans, except in the event of an across-the-board reduction in such benefits for all executive officers, including the executive officers of the entity, if any, controlling the Company following the Change of Control;

                      (f) A reduction in Employee's reasonable opportunity to
               earn incentive compensation in at least the amounts contemplated in Section 5.2 under any plan in which Employee is a participant;

                      (g) Employee's office is relocated outside of a 50-mile
               radius of Denver, Colorado without his written consent;

                      (h) The Company and its successor(s) (as described in
               paragraph (9) below) shall discontinue the business of the Company;

                      (i) The failure of the Company to obtain an agreement to
               expressly assume this Agreement from any successor to the Company (whether such succession is direct or indirect by purchase, merger, consolidation or otherwise, to substantially all of the business and/or assets of the Company or a controlling portion of the Company's stock); or

                      (j) After August 13, 1998, failure by the Company to grant on an annual basis stock options to purchase no less than 80,000 shares of Common Stock, assuming performance targets are satisfied, or to provide that such options will vest on death or disability of Employee.

              (v)     "Cause" shall mean:

                      (a) Misfeasance or nonfeasance by the Employee in the
               performance of his duties under this Agreement intended to injure the Company which has a material adverse effect on the Company's business or operations, if such failure is not remedied or reasonable steps to effect such remedy are not commenced within thirty (30) days after written notice of such violation; or

                      (b) Employee's conviction of a felony or any crime
               involving moral turpitude.

                                   ARTICLE 7
                                   INSURANCE

     7.1  Key Man Insurance.  Employee agrees that the Company may, from time to
          -----------------
time, apply for and take out in its own name and at its own expense, life, health, accident, or other insurance upon Employee that the Company may deem necessary or advisable to protect its interests hereunder; and Employee agrees to submit to any medical or other examination necessary for such purposes and to assist and cooperate with the Company in preparing such insurance; and Employee agrees that he shall have no right, title, or interest in or to such insurance.

     7.2  Directors' and Officers' Insurance.  The Company shall use
          ----------------------------------
commercially reasonable efforts to obtain and maintain directors' and officers' liability insurance coverage in an amount equivalent to that of a well-insured, similarly situated company; provided, however, that the failure to obtain and maintain such insurance after the Company has exercised such commercially reasonable efforts shall not be a breach of the Company's obligations under this Agreement. Any directors' and officers' liability insurance covering Employee shall continue to apply following the period in which the Employee is serving as officer or director of the Company for actions or omissions during the period in which Employee was acting as officer or director.

                                   ARTICLE 8
                            FACILITIES AND EXPENSES

     The Company shall make available to Employee such office space, secretarial services, office equipment and furnishings as are suitable and appropriate to Employee's title and duties. The Company shall promptly reimburse Employee for all reasonable expenses incurred in the performance of his duties hereunder, including expenses for entertainment, travel, management seminars and use of the telephone, subject to the Company's reasonable requirements with respect to the reporting and documentation of such expenses.

                                   ARTICLE 9
                                NONCOMPETITION

     9.1  Necessity of Covenant.  The Company and Employee acknowledge that:
          ---------------------

          (a) The Company's business is highly competitive;

          (b) The Company maintains confidential information and trade secrets as described in Article 10, all of which are zealously protected and kept secret by the Company;

          (c) In the course of his employment, Employee will acquire certain of the information described in Article 10, and in the event of the termination of Employee's employment, the Company would be adversely affected if such information is used for the purposes of competing with the Company;

          (d) The Company transacts business throughout the world; and

          (e) For these reasons, both the Company and Employee further acknowledge and agree that the restrictions contained herein are reasonable and necessary for the protection of their respective legitimate interests and that any violation of these restrictions would cause substantial injury to the Company.

     9.2  Covenant Not to Compete.  Employee agrees that from and after the date
          -----------------------
hereof during the Employment Term and for a period of one (1) year after cessation of employment with the Company, he will not, without the express written permission of the Company, which may be given or withheld in the Company's sole discretion, directly or indirectly own, manage, operate, control, lend money to, endorse the obligations of, or participate or be connected as an officer, director, 5% or more stockholder of a publicly-held company, stockholder of a closely-held company, employee, partner, or otherwise, with any enterprise or individual engaged in a business which is competitive with the business conducted by the Company at the time of cessation of employment with the Company. It is understood and acknowledged by both parties that, inasmuch as the Company transacts business worldwide, this covenant not to compete shall be enforced throughout the United States and in any other country in which the Company is doing business as of the date of Employee's cessation of employment.

     9.3  Disclosure of Outside Activities.  Employee, during the term of his
          --------------------------------
employment by the Company, shall at all times keep the Company informed of any outside business activity and employment, and shall not engage in any outside business activity or employment which may be in conflict with the Company's interests.

     9.4  Survival.  The terms of this Article 9 shall survive the expiration or
          --------
termination of this Agreement for any reason.

                                  ARTICLE 10
                  CONFIDENTIAL INFORMATION AND TRADE SECRETS

    10.1  Nondisclosure of Confidential Information.  Employee has acquired and
          -----------------------------------------
will acquire certain "Confidential Information" of the Company. "Confidential Information" shall mean any information that is not generally known, including trade secrets, outside the Company and that is proprietary to the Company, relating to any phase of the Company's existing or reasonably foreseeable business which is disclosed to Employee by the Company including information conceived, discovered or developed by Employee. Confidential Information includes, but shall not be limited to, business plans, financial statements and projections, operating forms (including contracts) and procedures, payroll and personnel records, marketing materials and plans, proposals, software codes and computer programs, project lists, project files, price information and cost information and any other document or information that is designated by the Company as "Confidential." The term "trade secret" shall be defined as follows:

        A trade secret may consist of any formula, pattern, device or compilation of information which is used in one's business, and which provides to the holder an opportunity to obtain an advantage over competitors who do not know or use it.

Accordingly, employee agrees that he shall not, during the Employment Term and for three (3) years after cessation of employment with the Company, use for his own benefit such Confidential Information or trade secrets acquired during the term of his employment by the Company. Further, during the Employment Term and for three (3) years after cessation of employment with the Company, Employee shall not, without the written consent of the Board of Directors of the Company or a person duly authorized thereby, which consent may be given or withheld in the Company's sole discretion, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties, any Confidential Information or trade secrets obtained by him while in the employ of the Company.

    10.2  Return of Confidential Information.  Upon termination of employment,
          ----------------------------------
Employee agrees to deliver to the Company all materials that include Confidential Information or trade secrets, and all other materials of a confidential nature which belong to or relate to the business of the Company.

    10.3  Exceptions.  The restrictions and obligations in Section 10.1 shall
          ----------
not apply with respect to any Confidential Information which: (i) is or becomes generally available to the public through any means other than a breach by Employee of his obligations under this Agreement; (ii) is disclosed to Employee without an obligation of confidentiality by a third party that is not an affiliate of the Company who has the right to make such disclosure; (iii) is developed by Employee independent of his performance of duties hereunder without use of or benefit from the Confidential Information; (iv) was in possession of Employee without obligations of confidentiality prior to receipt under this Agreement; (v) is required to be disclosed to enforce rights under this Agreement; or (vi) is required to be disclosed by Law.

    10.4  Survival.  The terms of this Article 10 shall survive the expiration
          --------
or termination of this Agreement for any reason.

                                  ARTICLE 11
                             JUDICIAL CONSTRUCTION

     Employee believes and acknowledges that the provisions contained in this Agreement, including the covenants contained in Articles 9 and 10 of this Agreement, are fair and reasonable. Nonetheless, it is agreed that if a court finds any of these provisions to be invalid in whole or in part under the laws of any state, such finding shall not invalidate the covenants, nor the Agreement in its entirety, but rather the covenants shall be construed and/or blue-lined, reformed or rewritten by the court as if the most restrictive covenants permissible under applicable law were contained herein.

                                  ARTICLE 12
                          RIGHT TO INJUNCTIVE RELIEF

     Employee acknowledges that a breach by Employee of any of the terms of Articles 9 or 10 of this Agreement will render irreparable harm to the Company; and that in the event of such breach the Company shall therefore be entitled to any and all equitable relief, including, but not limited to, injunctive relief, and to any other remedy that may be available under any applicable law or agreement between the parties.

                                  ARTICLE 13
                        CESSATION OF CORPORATE BUSINESS

     This Agreement shall cease and terminate if the Company shall discontinue its business, and all rights and liabilities hereunder shall cease, except as provided in Section 6.4 and Article 14.

                                  ARTICLE 14
                                  ASSIGNMENT

    14.1  Permitted Assignment.  Subject to the provisions of Section 6.4, the
          --------------------
Company shall have the right to assign this contract to its successors or assigns, and all covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.

    14.2  Successors and assigns.  The terms "successors" and "assigns" shall
          ----------------------
mean any person or entity which buys all or substantially all of the Company's assets, or a controlling portion of its stock, or with which it merges or consolidates.

                                  ARTICLE 15
                   FAILURE TO DEMAND, PERFORMANCE AND WAIVER

     The failure by either party to demand strict performance and compliance with any part of this Agreement during the Employment Term shall not be deemed to be a waiver of the rights of such party under this Agreement or by operation of law. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

                                  ARTICLE 16
                               ENTIRE AGREEMENT

     The Company and Employee acknowledge that this Agreement contain the full and complete agreement between and among the parties, that there are no oral or implied agreements or other modifications not specifically set forth herein, and that this Agreement supersedes any prior agreements or understandings, if any, between the Company and Employee, whether written or oral. The parties further agree that no modifications of this Agreement may be made except by means of a written agreement or memorandum signed by the parties.

                                  ARTICLE 17
                                 GOVERNING LAW

     The parties hereby agree that his Agreement and the Exhibit hereto shall be construed in accordance with the laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

                                  ARTICLE 18
                                ATTORNEYS' FEES

     Prior to a Change of Control, if either party shall commence any action or proceeding against the other that arises out of the provisions hereof, or to recover damages as the result of the alleged breach of any of the provisions hereof, the prevailing party therein shall be entitled to recover all reasonable costs incurred in connection therewith, including reasonable attorneys' fees. Following a Change of Control, should a dispute arise under this Agreement, or any action or proceeding be commenced to recover damages as a result of an alleged breach of the terms of this Agreement, the Company shall be required to pay the costs of Employee incurred in connection therewith, including reasonable attorneys' fees.

                                  ARTICLE 19
                                 COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Company has hereunto signed its name and Employee hereunder has signed his name, all as of the day and year first-above written.


                                         STILLWATER MINING COMPANY


                                         By: /s/ RAY BALLMER
                                            ___________________________

                                            Name: RAY BALLMER
                                                 ______________________

                                            Title: CHAIRMAN
                                                  _____________________


                                         EMPLOYEE

                                          /s/ WILLIAM E. NETTLES
                                         ______________________________
                                         William E. Nettles